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                      CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this registration statement on Form SB-2 of our report dated September 20, 2001 on our audit of the financial statements of GiveMePower, Inc. (formerly TelNet World Communications, Inc.) as of June 30, 2001 and for the two years then ended.


Malone & Bailey, PLLC
Houston, Texas

December 6, 2001